June 14, 2018

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Alterola Biotech, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 8, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota 55436

630.277.2330